EXHIBIT 15


November 10, 2005



To the Board of Directors and Shareholders of SYSCO Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of SYSCO Corporation for the registration of 3,350,000 shares of its common stock for the 2005 Management Incentive Plan and 2005 Non-Employee Directors Stock Plan of our report dated November 10, 2005 relating to the unaudited consolidated interim financial statements of SYSCO Corporation that are included in its Form 10-Q for the quarter ended October 1, 2005.



                                                     /s/ Ernst & Young LLP

Houston, Texas
November 10, 2005